Exhibit 99.1

Xoom Reports Second Quarter 2013 Results

•	Revenue of $33.5 Million, increase of 59% from Q2 2012

•	Gross Sending Volume of $1.61 Billion, increase of 82% from Q2 2012

•	919,610 Active Customers, increase of 40% from Q2 2012

SAN FRANCISCO, Calif., July 24, 2013 – Xoom Corporation (NASDAQ: XOOM), a digital money transfer provider, today announced financial results for the second quarter of 2013:

•	Revenue for the second quarter was $33.5 million, an increase of 59% from the second quarter of 2012.

•	Gross profit for the second quarter was $23.4 million, an increase of 72% from the second quarter of 2012.

•	GAAP net income for the second quarter was $4.1 million, or $0.11 per diluted share, compared to a net loss of $1.6 million, or $0.32 per diluted share, for the second quarter of 2012.

•	Adjusted EBITDA for the second quarter was $6.1 million, compared to a loss of $345,000 for the second quarter of 2012.

•	Non-GAAP earnings per diluted share was $0.14, compared to a loss of $0.20 per diluted share for the second quarter of 2012.

•	Cash, cash equivalents, disbursement prefunding and short-term investments were $166.9 million as of June 30, 2013, compared to $85.3 million as of December 31, 2012.

•	Outstanding amounts due under the line of credit were $49.0 million as of June 30, 2013, compared to $40.0 million as of December 31, 2012.

“We are pleased with our solid results driven by growth across all corridors, including strength from our India corridor,” said John Kunze, president and chief executive officer, Xoom. “We believe our initiatives in providing customers the best-in-class money transfer service are paying off.”

Operating Metrics

•	Gross sending volume for the quarter grew 82% to $1.61 billion from the second quarter of 2012.

•	Transactions for the quarter grew 57% to 2,582,000 from the second quarter of 2012.

•	Active customers for the quarter grew 40% to 919,610 from the second quarter of 2012.

•	New customers for the quarter grew 16% to 134,899 from the second quarter of 2012.

Highlights and Strategic Announcements

•

In May, Xoom announced a quick deposit service to India to provide customers with a fast and secure service. Customers can now deposit money to bank accounts in India within a breakthrough speed of four hours when sent during Indian banking hours.

•

In June, Xoom announced a new Xoom Money Transfer App to provide customers a fast and simple method to send money on the go. The Xoom App is unique in its simplicity. With “one tap and one swipe” customers can complete a quick send to their recipients in just seconds.

•	During the quarter, Xoom announced two initiatives to expand its reach in the Mexican and Indian communities.

•

In early May, Xoom announced Mexican radio personality Eddie “Piolín” Sotelo as an endorser for Xoom. Piolín stars in a series of television and radio commercials, advocating the convenience, security and speed of Xoom.

•	In late May, Xoom announced Indian superstar and trusted icon Amitabh Bachchan as its brand ambassador of Xoom’s revolutionary four hour bank deposit to India.

Business Outlook

For Q3 2013, Xoom estimates the following:

•	Revenue to be between $27 million and $28 million.

•	Adjusted EBITDA to be between a loss of $1.3 million and a profit of $0.3 million.

•	GAAP diluted net loss per share to be in the range of $0.11 to $0.06.

•	Non-GAAP diluted net loss per share to be in the range of $0.07 to $0.02.

For Full Year 2013, Xoom estimates the following:

•	Revenue to be between $115 million and $117 million.

•	Adjusted EBITDA to be between $6.3 million and $9.0 million.

•	GAAP diluted net income/loss per share to be in the range of a loss of $0.08 to income of $0.01.

•	Non-GAAP diluted net income per share to be in the range of $0.05 to $0.13.

Xoom plans to host a conference call today to review its second quarter 2013 results and to discuss its financial outlook for the third quarter and full year 2013. The conference call can be accessed by dialing the toll free number (877) 440-7574 or the international number (253) 237-1314. The call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed via the Web at ir.xoom.com. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 60 days.

About Xoom

Xoom is a digital money transfer provider, focused on helping consumers send money in a secure, fast and cost-effective way using their mobile phone, tablet or computer. During the 12 month period ended June 30, 2013, Xoom’s more than 915,000 active customers sent more than $4.3 billion to family and friends in 30 countries. The company is headquartered in San Francisco and can be found online at www.xoom.com.

Forward-Looking Statements

This press release and Xoom’s scheduled conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Xoom, including, but not limited to, its expectations regarding its market demand, future earnings, revenue and financial and operating metrics. These forward-looking statements are based upon the current expectations and beliefs of Xoom’s management as of the date of this press release and conference call, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release and during the conference call are based on information available to Xoom as of the date thereof, and Xoom disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the evolving nature of the industry in which Xoom operates; its failure to attract new customers or retain existing customers; economic, political or regulatory factors beyond its control, in the U.S. or in countries to which its customers transfer money; fluctuations in foreign exchange rates; competitive pricing and marketing strategies by competitors; the adoption of competing technologies that supplant its services; the use of its services for illegal or improper purposes; the failure of partners to disburse funds according to Xoom’s instructions; its ability to contract for third-party services on commercially reasonable terms; the maintenance of its payment network on terms consistent with those currently in place or newly adopted regulations in the U.S or in countries to which its customers transfer money; increases in transaction processing fees; declines in customer confidence in its business or in money transfer providers generally; its ability to protect its intellectual property; the adoption of smartphones and mobile devices to access information on the Internet and use of its services; potential breaches of its security systems; and other risks and uncertainties.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Xoom’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) at www.sec.gov or Xoom’s website at www.xoom.com.

Non-GAAP Financial Measures

Xoom’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income and non-GAAP earnings/(loss) per share. Adjusted EBITDA excludes provision for income taxes, interest expense, interest income, depreciation and amortization, and expenses related to stock-based compensation expense. Non-GAAP net income excludes expenses related to stock-based compensation expense. Adjusted EBITDA and Non-GAAP net income exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Xoom believes these adjustments provide useful comparative information to investors.

Xoom considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Xoom’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

XOOM CORPORATION AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30,	December 31,
	2013	2012
	(unaudited)	(derived from audited financial statements)
Assets
Current assets:
Cash and cash equivalents	$91,072	$45,077
Disbursement prefunding	14,236	15,070
Short-term investments	61,571	25,125
Customer funds receivable	47,456	9,318
Prepaid expenses and other current assets	4,283	4,934

Total current assets	218,618	99,524
Noncurrent assets:
Property, equipment, and software, net	3,787	3,884
Restricted cash	10,351	9,337
Other assets	264	348

Total assets	$233,020	$113,093

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$8,236	$7,150
Customer liabilities	23,642	8,536
Line of credit	24,000	15,000

Total current liabilities	55,878	30,686
Non-current liabilities:
Non-current portion of line of credit	25,000	25,000
Other non-current liabilities	91	87

Total liabilities	80,969	55,773
Stockholders’ equity:
Convertible preferred stock, $0.0001 par value. Authorized 0 and 86,726,665 shares; issued and outstanding 0 and 21,444,251 shares; aggregate liquidation preference $0 and $115,404 at June 30, 2013 and December 31, 2012, respectively	—	2
Common stock, $0.0001 par value. Authorized 500,000,000 and 135,000,000 shares; issued and outstanding 32,994,080 and 5,083,616 shares at June 30, 2013 and December 31, 2012, respectively	3	1
Additional paid-in capital	211,433	120,684
Accumulated other comprehensive income (loss)	(30)	(1)
Accumulated deficit	(59,355)	(63,366)

Total stockholders’ equity	152,051	57,320

Total liabilities and stockholders’ equity	$233,020	$113,093

XOOM CORPORATION AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(unaudited)
Revenue	$33,493	$21,008	$57,808	$37,953
Cost of revenue	10,119	7,381	17,638	12,842

Gross profit	23,374	13,627	40,170	25,111

Marketing	6,907	6,129	12,599	10,417
Technology and development	5,476	4,031	10,310	7,654
Customer service and operations	3,325	2,780	6,342	4,977
General and administrative	3,039	2,194	5,962	3,872

Total operating expense	18,747	15,134	35,213	26,920

Income (loss) from operations	4,627	(1,507)	4,957	(1,809)

Other income (expense):
Interest expense	(499)	(355)	(946)	(602)
Interest income	41	23	77	44
Other income	53	227	57	263

Income (loss) before provision for income taxes	4,222	(1,612)	4,145	(2,104)
Provision for income taxes	132	—	134	2

Net income (loss)	$4,090	$(1,612)	$4,011	$(2,106)

Net income (loss) per share:
Basic	$0.12	$(0.32)	$0.15	$(0.42)

Diluted	$0.11	$(0.32)	$0.11	$(0.42)

Weighted-average shares used to compute net income (loss) per share:
Basic	32,974	5,041	26,046	5,035

Diluted	37,263	5,041	35,865	5,035

XOOM CORPORATION AND SUBSIDIARY

Key Metrics

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(unaudited)
Other Financial and Operational Data :
Gross Sending Volume	$1,606,584,000	$884,357,000	$2,662,431,000	$1,530,398,000
Transactions	2,582,000	1,648,000	4,621,000	3,002,000
Active Customers	919,610	658,233	919,610	658,233
New Customers	134,899	116,100	244,530	208,416
Cost Per Acquisition of a New Customer	$44	$45	$42	$43
Adjusted EBITDA (in thousands)	$6,149	$(345)	$7,723	$75

XOOM CORPORATION AND SUBSIDIARY

Forward-Looking Guidance

	Three Months Ending		Twelve Months Ending
	September 30, 2013		December 31, 2013
	From	To	From	To
	(In thousands, except per share data)
Net income (loss) per share:
GAAP net income (loss)	$(3,638)	$(1,845)	$(2,469)	$521
Add back: stock-based compensation	1,187	1,141	4,315	4,226

Non-GAAP net income (loss)	$(2,451)	$(704)	$1,846	$4,747

GAAP Diluted Net Income (Loss) Per Share	$(0.11)	$(0.06)	$(0.08)	$0.01

Non-GAAP Diluted Net Income (Loss) Per Share	$(0.07)	$(0.02)	$0.05	$0.13

GAAP Diluted Shares	33,322	33,322	29,815	36,998
Non-GAAP Diluted Shares	33,322	33,322	36,998	36,998
Adjusted EBITDA:
GAAP net income (loss)	$(3,638)	$(1,845)	$(2,469)	$521
Provision for income taxes	—	—	135	135
Interest expense	452	470	1,883	1,922
Interest income	(76)	(77)	(233)	(234)
Depreciation and amortization	808	644	2,664	2,471
Stock-based compensation	1,187	1,141	4,315	4,226

Adjusted EBITDA	$(1,267)	$333	$6,295	$9,041

XOOM CORPORATION AND SUBSIDIARY

Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(in thousands)
	(unaudited)
Non-GAAP net income (loss) per share:
GAAP net income (loss)	$4,090	$(1,612)	$4,011	$(2,106)
Add back: stock-based compensation	959	584	1,737	1,008

Non-GAAP net income (loss)	$5,049	$(1,028)	$5,748	$(1,098)

Non-GAAP Diluted Net Income (Loss) Per Share	$0.14	$(0.20)	$0.16	$(0.22)

Non-GAAP Diluted Shares	37,263	5,041	35,865	5,035
Reconciliation of Adjusted EBITDA:
Net income (loss)	$4,090	$(1,612)	$4,011	$(2,106)
Provision for income taxes	132	—	134	2
Interest expense	499	355	946	602
Interest income	(41)	(23)	(77)	(44)
Depreciation and amortization	510	351	972	613
Stock-based compensation	959	584	1,737	1,008

Adjusted EBITDA	$6,149	$(345)	$7,723	$75

Contacts:

Gloria Lee

Director of Investor Relations

IR@xoom.com

Robin Carr

Director of Public Relations

PR@xoom.com